PAGE

                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         REEBOK INTERNATIONAL LTD.
             (Name of Registrant as Specified In Its Charter)
                         REEBOK INTERNATIONAL LTD.
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)  Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing>
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

PAGE

                         REEBOK INTERNATIONAL LTD.
                        100 TECHNOLOGY CENTER DRIVE
                      STOUGHTON, MASSACHUSETTS  02072


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                MAY 3, 1994


     Notice is hereby given that the Annual Meeting of Shareholders of Reebok International Ltd. will be held at The
First National Bank of Boston, First Floor Auditorium, 100
Federal Street, Boston, Massachusetts at 10:00 a.m. local time on Tuesday, May 3, 1994 for the following purposes:

     1. To elect four Class I members of the Board of Directors.

     2.   To approve an amendment to the 1987 Employee Stock
          Purchase Plan to increase from 1,000,000 to 2,000,000 the number of shares of Common Stock authorized for issuance.

     3.   To approve the 1994 Equity Incentive Plan.

     4. To approve the Equity and Deferred Compensation Plan for Directors.

     5. To transact any other business that may properly come before the Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 10, 1994 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     If you are unable to be present in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                              By Order of the Board of Directors



                              JOHN E. BEARD
                              Clerk

March 30, 1994

PAGE

                      ANNUAL MEETING OF SHAREHOLDERS

                                May 3, 1994

                              PROXY STATEMENT


     The enclosed proxy is solicited on behalf of the Board of Directors of Reebok International Ltd. ("Reebok" or the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 3, 1994 or at any adjournment thereof (the "Meeting"). The cost of solicitation of proxies on behalf of the Company's management will be borne by Reebok. Directors, officers and employees of Reebok may also solicit proxies by telephone, telegraph or personal interview. Reebok will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials on behalf of the Company's management to the beneficial owners of shares.

     Only shareholders of record at the close of business on March 10, 1994 are entitled to notice of and to vote at the Meeting. There were 82,621,350 shares of the Company's common stock, $.01 par value per share ("Common Stock"), outstanding on that date, each of which is entitled to one vote. Under the by-laws of the Company, a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is present, the four nominees for director who receive the greatest number of votes properly cast (or a plurality of the votes) will be elected directors. An affirmative majority of the vote properly cast at the Meeting in person or by proxy is required for approval of proposals 2, 3 and 4. Votes cast by proxy or in person at the Annual Meeting will be counted by persons selected by the Company to act as election inspectors for the Meeting.

     The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matters for purposes of determining the presence of a quorum, but neither proxies that withhold authority (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Annual Meeting. Such proxies therefore will have no effect on the outcome of voting with respect to the election of directors at the meeting, but will have the same effect as votes cast against proposals 2, 3 and 4.

     Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted at the Meeting. To be voted, proxies must be filed with the Clerk prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Clerk. Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of all of the nominees for director identified below and FOR proposals 2, 3 and 4 and in the discretion of the named proxies as to any other matter that may come before the meeting or any adjournments thereof.

     The Annual Report to Shareholders for Reebok's fiscal year ended December 31, 1993 has been mailed with this Proxy Statement. This Proxy Statement and the enclosed proxy were mailed to shareholders on the same date as the date of the Notice of Annual Meeting. The principal executive offices of Reebok are located at 100 Technology Center Drive, Stoughton, Massachusetts 02072.
PAGE

                           ELECTION OF DIRECTORS

     Pursuant to the provisions of Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is divided into three classes, having staggered terms of three years each. Under Section 50A and the by-laws of the Company, the Board of Directors may determine the total number of directors and the number of directors to be elected at any Annual Meeting of Shareholders or Special Meeting in lieu thereof. The Board of Directors has fixed at eleven the total number of directors and has fixed at four the number of directors to be elected at the 1994 Annual Meeting. Of the current total of eleven directors, four Class III directors have terms expiring at the 1996 Annual Meeting, three Class II directors have terms expiring at the 1995 Annual Meeting, and four Class I directors have terms expiring at the 1994 Annual Meeting. The four directors whose terms expire at the 1994 Annual Meeting have been nominated by the Board of Directors for reelection at such meeting. Each Class I director elected at the 1994 Annual Meeting will serve until the 1997 Annual Meeting of Shareholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

INFORMATION WITH RESPECT TO NOMINEES

     Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing as Class I directors, to hold office until the Annual Meeting of Shareholders in 1997 or Special Meeting in lieu thereof, and until their respective successors are elected and qualified, the four persons identified in the table below. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

     All of the nominees for director are now Class I members of the Board of Directors. The Company has no reason to believe that any of the nominees will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the others and may vote for a substitute for such nominee.

     Listed below are the nominees for Class I director, with information showing the business experience and current public directorships, if any, of each, the age of each and the year each was first elected a director of the Company.

                       Business Experience and           Director
     Name              Current Directorships        Age   since

Jill Elikann Barad..President, Chief Operating       42    1992
                    Officer (since July 1992)
                    and a Director (since November
                    1991) of Mattel, Inc., a toy
                    company; President-Mattel USA
                    (from 1990 to July 1992);
                    President-girls and activity
                    toys division of Mattel, Inc.
                    (1989 to 1990).

John H. Duerden ....Executive Vice President of the  53   1991
                    Company with responsibility
                    for the Reebok Division's global
                    sales operations (since February
                    1994); President, International
                    Operations, Reebok Division
                    of the Company (from September
                    1992 to January 1994 and from
                    October 1988 to February 1990);
                    President of the Reebok Division
                    of the Company (February 1990 to
                    September 1992); Director of
                    Sunglass Hut International, a
                    retailer of sunglasses.
PAGE

                       Business Experience and           Director
     Name              Current Directorships        Age   since

Geoffrey Nunes .....Senior Vice President and        63    1986
                    General Counsel, Millipore
                    Corporation, a leader in
                    the field of separation
                    technology.

John A. Quelch .....Sebastian S. Kresge Professor    42    1985
                    of Marketing at the Graduate
                    School of Business
                    Administration, Harvard University;
                    Director of WPP Group
                    plc, a multi-national
                    marketing services company.

     Class II members of the Board of Directors having terms of office expiring at the 1995 Annual Meeting of Shareholders are as follows:

                       Business Experience and           Director
     Name              Current Directorships        Age   since

Paul R. Duncan .....Executive Vice President         53   1989
                    (since 1990) and Chief
                    Financial Officer (since
                    1985) of the Company; Senior
                    Vice President of the Company
                    (1985-1990); Director of BGS
                    Systems, Inc., a computer
                    software development company;
                    Director of Cabletron Systems,
                    Inc., a computer networking
                    company.

Richard G. Lesser ..President of T.J. Maxx, an       59    1988
                    off-price branded apparel
                    retailer and division of
                    TJX Companies, Inc.

William M. Marcus ..Executive Vice President,        56    1981
                    Treasurer and a Director
                    of American Biltrite Inc.,
                    a manufacturer of flooring
                    and tape products.

     Class III members of the Board of Directors having terms of office expiring at the 1996 Annual Meeting of Shareholders are as follows:

                       Business Experience and           Director
     Name              Current Directorships        Age   since

Paul B. Fireman ....Chief Executive Officer          50    1979
                    (since 1979) and Chairman
                    of the Board of Directors
                    of the Company; President
                    of the Company (from 1979 to
                    March 1987 and since December
                    1989); Director of Abiomed,
                    Inc., a manufacturer of
                    medical devices.

Daniel E. Gill .....Chairman and Chief Executive     57    1992
                    Officer and Director
                    of Bausch & Lomb, a health
                    care and optics company;
                    Director of Rochester Telephone
                    Corporation, a public
                    utility.
PAGE

                       Business Experience and           Director
     Name              Current Directorships        Age   since

Robert Meers .......Executive Vice President of      50   1993
                    the Company with responsi-
                    bility for its Specialty
                    Business Units (since
                    February 1994); President,
                    Reebok Division U.S.
                    Operations (from November
                    1990 to January 1994) and
                    Canadian Operations (January
                    1993 to January 1994); Senior
                    Vice President, Sales and
                    Marketing of the Company
                    (July 1990 to November
                    1990); Senior Vice
                    President, Sales of The
                    Rockport Company, Inc. (from
                    December 1988 to July 1990).

Bertram M. Lee, Sr. Chairman of the Board of         55    1990
                    BML Associates Inc., a
                    holding company;
                    Chairman and
                    Treasurer of Albimar
                    Communications Co., a
                    broadcast communications
                    company; and President
                    of KELLEE Communications
                    Group, a pay telephone
                    company.

     During 1993, the Board of Directors held five meetings. All of the directors attended at least 75% of the Board and relevant committee meetings during 1993. For information on compensation of Directors, see "Compensation of Directors" below.

     The Audit Committee, composed of Messrs. Quelch, Lee and Marcus, held two meetings during 1993. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with such accountants and management the Company's internal accounting procedures and controls; and reviews with such accountants the scope and results of their audit of the consolidated financial statements of the Company.

     The Compensation and Nominating Committee (the "Compensation Committee"), composed of Messrs. Lesser (until December 1, 1993), Gill and Nunes and Ms. Barad, administers the Company's stock option and compensation plans, sets compensation for the Chief Executive Officer, reviews the compensation of the other executive officers and provides recommendations to the Board regarding compensation matters. The Committee also recommends individuals to serve as directors of the Company and will consider nominees recommended by security holders. Recommendations by security holders should be submitted in writing to the Committee, in care of the President of the Company. The Compensation Committee held three meetings during 1993.

     The Executive Committee, composed of Messrs. Fireman, Duncan and Nunes, did not meet during 1993.

COMPENSATION OF DIRECTORS

     During 1993, each director who was not an officer or employee of the Company received $20,000 annually, plus $2,000 for each committee chairmanship held and $1,000 for each directors' meeting and each committee meeting attended, plus expenses. Effective in 1994, each director who is not an officer or employee of the Company is entitled to receive $25,000 annually, plus $2,000 for each committee chairmanship held, $2,000 for each directors' meeting attended and $1,000 for each committee meeting attended, plus expenses.
PAGE

     Directors who are not officers or employees of the Company may elect to defer all or a portion of their fees pursuant to the Company's Deferred Cash Compensation Plan for Directors (the "Cash Deferral Plan"). Interest is credited quarterly on the deferred compensation at a rate equal to the Merrill Lynch Corporate Bond Rate then in effect. Distributions of the amount deferred are to be made at the earlier of the date specified by the director or the date on which the director ceases to be a director of the Company.

     Pursuant to the 1987 Stock Option Plan for Directors (the "1987 Directors' Plan"), each Eligible Director, as defined in the 1987 Directors' Plan, is granted an option to purchase 10,000 shares of Common Stock on the date of his or her first election. After the initial grant each Eligible Director is granted an option to purchase 4,000 shares of Common Stock (or a pro rata portion based on the date of his or her election) each year on the anniversary of stockholder approval of the 1987 Directors' Plan. The exercise price of all options granted under the 1987 Directors' Plan is the fair market value of Common Stock on the date of grant, and such options become exercisable for one-third of the shares covered thereby on each of the first through third anniversaries of the date of grant. Of the current directors, Messrs. Fireman, Duncan, Duerden and Meers are not Eligible Directors.

     It is proposed that the Cash Deferral Plan and the 1987 Directors' Plan be replaced by a new plan which will combine the features of both existing plans, add a new feature permitting directors to invest their deferred compensation in the Company's Common Stock and change the formula for director stock option grants. See "Approval of Equity and Deferred Compensation Plan for Directors" below.

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information with respect to the shares of Common Stock owned on March 10, 1994 by persons owning of record or, to the knowledge of the Company, beneficially 5% or more of the outstanding shares of Common Stock. It also shows ownership by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers of the Company as a group.

                                    Common Stock
                                    Beneficially      Percent
      Name                          Owned <1>        Of Class <2>
Paul B. Fireman <3><6>............    7,688,156      9.03%
Phyllis Fireman <4>...............    6,067,002      7.13%
Jill E. Barad <6>.................        4,999       *
John H. Duerden <6>...............      123,750       *
Paul R. Duncan <6>................      187,389       *
Daniel E. Gill <6>................        8,999       *
Bertram M. Lee, Sr. <6>...........       15,999       *
Richard G. Lesser <6><7>..........       30,005       *
William M. Marcus <5><6>..........      623,686       *
Robert Meers <6>..................       47,201       *
Geoffrey Nunes <6>................       31,199       *
John A. Quelch <6>................       27,533       *
Kenneth I. Watchmaker ............          814       *
Directors and executive officers
  as a group (15 persons) <6> <8>.    8,946,056      10.51%
PAGE

* Less than 1%.

<1>  Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

<2>  Computed on the basis of 85,138,471 shares:  82,621,350 shares outstanding and 2,517,121 shares subject to options exercisable within 60 days of the date of this table.

<3>  Excludes 6,067,002 shares, as to which Mr. Fireman disclaims beneficial ownership, that are beneficially owned by Phyllis Fireman, his wife.

<4>  Excludes 7,688,156 shares, as to which Mrs. Fireman
     disclaims beneficial ownership, that are beneficially owned by Paul Fireman, her husband.

<5>  Excludes 99,261 shares held by Mr. Marcus' wife and child, as to which he disclaims beneficial ownership.

<6>  Includes for the following persons, the shares set forth below, which shares are subject to stock options exercisable within 60 days of the date of this table: Paul B. Fireman, 1,500,000 shares; Jill E. Barad, 3,999 shares; John H.
     Duerden, 123,750 shares; Paul R. Duncan, 173,750 shares;
     Daniel E. Gill, 7,999 shares; Bertram M. Lee, Sr., 15,999 shares; Richard G. Lesser, 22,999 shares; William M. Marcus,
     7,999 shares; Robert Meers 45,000 shares; Geoffrey Nunes,
     29,999 shares; John A. Quelch, 27,333 shares and all directors and executive officers as a group, 2,080,577 shares.

<7>  Excludes 3,576 shares held by Mr. Lesser's wife and child, as to which he disclaims beneficial ownership.

<8>  Excludes the 6,067,002 shares described in note (3) above, the 99,261 shares described in note (5) above and the 3,576 shares described in note (7) above. Excludes 3,600 shares held by an executive officer as custodian for his children under the Uniform Gifts to Minors Act. Includes shares subject to options held by directors and executive officers that are exercisable within 60 days of the date of this table (see note (6) above).

     The address of Mr. and Mrs. Fireman is c/o Reebok
International Ltd., 100 Technology Center Drive, Stoughton,
Massachusetts  02072.

PAGE

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid or accrued by the Company for services rendered during the years ended December 1991, 1992 and 1993 for the Chief Executive
Officer and each of the Company's four other most highly compensated executive officers:

                        SUMMARY COMPENSATION TABLE

                                     Annual Compensation
                                                       Other
                                                       Annual
Name and                                               Compen-
Principal Position    Year   Salary ($)    Bonus ($)   sation*($)
Paul B. Fireman       1993   $1,000,012    $  650,000     None
  President and Chief 1992    1,019,243       585,000     None
  Executive Officer   1991    1,000,000     1,000,000       --

John H. Duerden       1993      500,000       415,500  $118,017<2>
  Executive Vice      1992      509,616       323,000     4,986<11>
  President <1>       1991      463,173       500,000       --

Paul R. Duncan        1993      500,000       357,500     None
  Executive Vice      1992      506,766       325,000     None
  President and Chief 1991      351,250       351,827       --
  Financial Officer

Robert Meers          1993      370,673        91,406     None
  Executive Vice      1992      356,250       113,750     None
  President<1>        1991      304,807       162,500       --

Kenneth I. Watchmaker 1993      312,404       102,375     None
  Executive Vice      1992      147,693       112,500     None
  President<1>        1991        --             --         --

                          Long Term Compensation
                                   Awards
                                                     All
                            Restricted               Other
Name and                    Stock                    Compen-
Principal Position    Year  Awards ($) Options (#)   sation*($)
Paul B. Fireman       1993    None       None       $230,813 <3><4><5>
  President and Chief 1992    None       None         93,089 <3><4>
  Executive Officer   1991    None       None           --

John H. Duerden       1993    None       25,000       93,442 <5><6>
  Executive Vice      1992    None       None         49,635 <6>
  President <1>       1991    None       None           --

Paul R. Duncan        1993    None<10>   25,000       76,885 <5><7>
  Executive Vice      1992    None       None         38,017 <7>
  President and Chief 1991    None       None           --
  Financial Officer

Robert Meers          1993    None       25,000       42,863 <5><8>
  Executive Vice      1992    None       None         25,854 <8>
  President<1>        1991    None       75,000         --

Kenneth I. Watchmaker 1993    None       25,000       13,950 <5><9>
  Executive Vice      1992    None      100,000      400,000 <9>
  President<1>        1991      --         --           --

_________________
*    In accordance with the transition rules for compensation
     disclosure, no amounts have been reported in the "Other
     Annual Compensation" and "All Other Compensation" columns
     for 1991.

<1>  The principal positions indicated for Messrs. Duerden, Meers and Watchmaker were assumed by them in February 1994.
     During 1993, Mr. Duerden was Senior Vice President of the
     Company and President of International Operations for the Reebok Division; Mr. Meers was Senior Vice President of the
     Company and President of U.S. and Canadian Operations for the Reebok Division and Mr. Watchmaker was Vice President of the Company and Executive Vice President, Operations and
     Finance, for the Reebok Division.

<2>  Includes $19,314 for the use of a Company car by Mr.
     Duerden, and $98,703 representing reimbursement for expenses associated with a relocation from the U.S. to the U.K.

<3>  Includes contributions by the Company on behalf of Mr.
     Fireman as follows:  for 1993, $15,940 to the Company's
     Savings and Profit Sharing Retirement Plan (the "Profit
     Sharing/Savings Plan") and $189,478 in credits allocated to Mr. Fireman's account under the Excess Benefits Plan; for
     1992, $15,475 to the Company's Profit Sharing/Savings Plan and $57,234 in credits allocated to Mr. Fireman's account under the Excess Benefits Plan. Mr. Fireman is 100% vested in these contributions and allocations.
PAGE

<4>  Includes $25,395 for 1993 and $20,380 for 1992 reflecting the current dollar value of the benefit to Mr. Fireman of the portion of the premium paid by the Company in such years with respect to a split-dollar insurance agreement (see
     "Employee Agreements" below for a description of such agreement). The benefit for 1993 was determined by calculating the time value of money (using the applicable short term federal funds rate) of the premium paid by the Company in 1993 ($966,861.62) for the period from September
     25, 1993 (the date on which the premium was paid) until May
     30, 1994 (which is the earliest date, as of March 30, 1994, on which the Company could terminate the agreement and request a refund of the premium paid). The benefit for 1992, as reported in the Company's Proxy Statement dated
     March 30, 1993 (the "1993 Proxy Statement"), was determined by calculating the time value of money (using the applicable short term federal funds rate) of the premium paid in 1992
     ($717,145.72) for the period from September 15, 1992 (the date on which the premium was paid) until May 30, 1993
     (which was the earliest date (as of the date of the 1993
     Proxy Statement) on which the Company could terminate the agreement and request a refund of the premium paid).

<5>  The amount allocated by the Company in 1993 under the Excess
     Benefits Plan reflects annual allocations for both 1992 and 1993. The 1992 allocation was made in early 1993 in accordance with the Company's usual practice. The 1993 allocation was made earlier than usual at the end of 1993, rather than in the first quarter of 1994.

<6>  Includes contributions by the Company on behalf of Mr.
     Duerden as follows:  for 1993, $15,940 to the Company's
     Profit Sharing/Savings Plan, $68,396 in credits allocated to Mr. Duerden's account under the Excess Benefits Plan and
     $9,106 for life insurance; for 1992, $15,475 to the Profit
     Sharing/Savings Plan, $27,048 in credits allocated to Mr.
     Duerden's account under the Excess Benefits Plan and $7,112 for life insurance. Mr. Duerden is 80% vested in the contributions and allocations to the Profit Sharing/Savings
     Plan and the Excess Benefits Plan.

<7>  Includes contributions by the Company on behalf of Mr.
     Duncan as follows:  for 1993, $15,940 to the Company's
     Profit Sharing/Savings Plan and $60,945 in credits allocated to Mr. Duncan's account under the Excess Benefits Plan; for 1992, $15,475 to the Profit Sharing/Savings Plan and $22,542 in credits allocated to Mr. Duncan's account under the Excess Benefits Plan. Mr. Duncan is 100% vested in these contributions and allocations.

<8>  Includes contributions by the Company on behalf of Mr. Meers as follows:  for 1993, $15,940 to the Company's Profit
     Sharing/Savings Plan and $26,923 in credits allocated to Mr.
     Meers' account under the Excess Benefits Plan; for 1992,
     $15,475 to the Profit Sharing/Savings Plan and $10,379 in credits allocated to Mr. Meers' account under the Excess
     Benefits Plan. Mr. Meers is 100% vested in these contributions and allocations.

<9>  Includes contributions by the Company on behalf of Mr.
     Watchmaker as follows:  for 1993, $4,497 to the Company's
     Profit Sharing/Savings Plan and $9,453 in credits allocated to Mr. Watchmaker's account under the Excess Benefits Plan;
     for 1992, $400,000 in credits to his supplemental retirement plan (see "Employee Agreements" below). Mr. Watchmaker is
     0% vested in the contributions and allocations to the Profit
     Sharing/Savings Plan and is 20% vested in the credits allocated to the Excess Benefits Plan and to his supplemental retirement plan.

<10> As of December 31, 1993, Mr. Duncan held 3,000 shares of restricted Common Stock granted to him on January 10, 1989 under the 1987 Stock Bonus Plan. The fair market value of such shares on December 31, 1993 was $90,000.

<11> Reflects compensation attributable to Mr. Duerden as a
     result of an interest free loan received by him.  See
     "Transactions with Management and Affiliates" below.

PAGE

     The following table sets forth information concerning individual grants of stock options made during 1993 to the Chief
Executive Officer and each of the four other most highly compensated executive officers:

                                     OPTION/SAR GRANTS IN 1993

                                                                          Potential Realizable
                                                                          Value at Assumed
                                                                          Annual Rates of Stock
                                                                          Price Appreciation
                                 Individual Grants                        for Option Term <2>
               Number of     % of Total
               Securities    Options/SARs
               Underlying    Granted to    Exercise
               Options/SARs  Employees     or Base      Expiration
Name           Granted       in 1993       Price ($/Sh)  Date            5%       10%
Paul B.
Fireman          None           ---           ---           ---          ---       ---

John H.
Duerden        25,000<1>       1.56%       $28.875       12/15/03    $453,875  $1,150,375

Paul R.
Duncan         25,000<1>       1.56%        28.875       12/15/03     453,875   1,150,375

Robert
Meers          25,000<1>       1.56%        28.875       12/15/03     453,875   1,150,375

Kenneth I.
Watchmaker     25,000<1>       1.56%        28.875       12/15/03     453,875   1,150,375
_____________
<1>  10,000 shares become exercisable on December 15, 1995, and
5,000 shares become exercisable on each of December 15, 1996,
December 15, 1997 and December 15, 1998. Options will also become exercisable upon the death or permanent disability of the
optionee or in the event of a merger, consolidation, sale of substantially all the Company's assets or other transaction or series of transactions which result in a change of control of the
Company's Common Stock.  In addition, under the Company's
existing severance policy, if an optionee is terminated without cause, all or a portion of the optionee's outstanding stock
options which would have vested within the severance period
will be accelerated and thus immediately exercisable, depending on the length of time between the date of termination of
employment and the vesting date of the option.  Options
expire ten years after the date of grant.

<2>  The assumed annual rates of stock price appreciation of 5%
and 10% per annum are established by the Securities and Exchange
Commission ("SEC") and are not to be construed as a forecast of future appreciation. The actual realized value of such options will depend on the market value of the Common Stock on the date of exercise; no gain will be realized by the optionees unless there is an increase in the stock price from the price on the date of grant.

PAGE

     The following table sets forth aggregated option exercises in 1993 and option values as of December 1993 for the Chief
Executive Officer and each of the four other most highly compensated executive officers:

                                   AGGREGATED OPTION EXERCISES IN 1993
                                AND OPTION VALUES AS OF DECEMBER 31, 1993

                                                                             Value of
                                                           Number of           Unexercised
                                                           Unexercised         In-the-Money
                  Number of                                Options             Options
                  Securities                               at 12/31/93 (#)     at 12/31/93 ($)
                  Underlying
                  Options/SARs                            Exercisable/        Exercisable/
Name              Exercised (#)      Value Realized ($)   Unexercisable       Unexercisable
Paul B. Fireman        None                0               1,500,000/          $18,675,000/
                                                           1,000,000            11,630,000

John H. Duerden        None                0                 123,750/            1,779,556/
                                                             115,000             1,380,225

Paul R. Duncan         None                0                 173,750/            2,361,938/
                                                             115,000             1,380,225

Robert Meers           None                0                  45,000/              601,350/
                                                             135,000               757,900

Kenneth I. Watchmaker  None                0                       0/                    0/
                                                             125,000               118,125

EMPLOYEE AGREEMENTS

     Mr. Fireman has a Stock Option Agreement with the Company pursuant to which he received in 1990 a one-time grant of options to purchase 2.5 million shares of the Company's Common Stock at exercise prices ranging from $17.32 to $18.37 per share, which become exercisable in stages over a five-year period ending July 24, 1995. Options to purchase 1,500,000 shares are currently exercisable pursuant to this grant. The options will remain exercisable until July 24, 2000, as long as (i) Mr. Fireman remains available to serve the Company as an employee, director or consultant, and (ii) Mr. Fireman does not compete with the Company in any manner.

     The Company entered into a split-dollar insurance agreement as of September 25, 1991 with a trust established by Paul Fireman, pursuant to which the Company and that trust will share in the premium costs of a whole life insurance policy that pays a death benefit of not less than $50 million upon the death of Paul Fireman, age 50, or Phyllis Fireman, age 49, (whichever occurs later). The Company is obligated, for a period of six years, to pay that portion of each annual policy premium that, in general terms, equals the annual increase in the cash value of the policy. The Company may cause the agreement to be terminated and the policy to be surrendered at any time upon 60 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the Fireman trust. See footnote (4) to the "Summary Compensation Table" above for further information on premium payments made by the Company under this policy.

     The Company has an employment agreement with Mr. Duerden, which was effective December 19, 1991 and which automatically continues thereafter for continuously renewing three-year periods until December 31, 2000, unless otherwise terminated or renewed by mutual agreement. Under the terms of the agreement, PAGE

Mr. Duerden received an initial base salary of $500,000, subject to review annually, and is entitled to receive an annual bonus based on achievement of financial and management performance goals.

     Mr. Duerden's agreement includes a pension program which, subject to certain vesting provisions, provides a pension for the balance of his life equal to two-thirds of his average base salary (his base salary appears under "Salary" in the "Summary Compensation Table" above) over the final three years of his employment (reduced by amounts receivable by him from certain other pensions, profit sharing accounts and Social Security) and to begin on the later of his last date of employment or attainment of age 60. Mr. Duerden's entitlement to this pension program will vest in increments of 1/12 for each full year of employment from October 1, 1988. He currently has five years of service with the Company and is 42% vested.

     The following table shows the estimated annual benefits payable upon retirement to Mr. Duerden assuming the various years of service and salary classifications set forth in the table and no reduction by amounts receivable by him from certain other pension accounts:

                 Pension Plan Table

                            Years of Service
                     5           9          12
    Remuneration
    $490,929        $137,460     $245,464   $327,286

     525,000         147,000      262,000    350,000

     555,000         155,400      277,500    370,000

     585,000         163,800      292,500    390,000

     615,000         172,200      307,500    410,000

     If Mr. Duerden's employment is terminated by the Company other than for cause, he would be entitled to receive his base salary for the remainder of the term of the agreement and any annual incentive compensation (pro-rated) for the year in which the termination occurs. In addition, any stock options exercisable within one year of his last date of employment would become immediately exercisable. If Mr. Duerden's employment is voluntarily terminated or terminated for cause, he will be entitled to receive his base salary only through his termination date. In addition, upon voluntary termination: if he leaves no earlier than the public announcement of year-end audited consolidated results for the prior fiscal year, he will receive monthly payments of 1/2 his monthly base salary for consulting services until the end of the fiscal year in which his employment is terminated, and if he leaves no earlier than May 1 of the fiscal year in which his employment is terminated, he also would be entitled to any stock options which become exercisable during such fiscal year.

     The Company has an employment agreement with Mr. Watchmaker which provided for an initial base salary of $300,000, subject to review annually, and an annual bonus based on achievement of financial and management performance goals. The agreement also provided for a grant as of July 1, 1992 of options to purchase 100,000 shares of Common Stock at option prices ranging from $28.19 to $29.90 per share and for the establishment of a supplemental retirement plan for his benefit into which the Company was required to credit $400,000 effective as of July 1, 1992. The terms of such supplemental retirement plan are identical to the Reebok International Ltd. Excess Benefits Plan, except that (i) if Mr. Watchmaker's employment is terminated by the Company without cause, or if his employment ceases after a Change in Control under the
PAGE
terms of his Change of Control Agreement with the Company (as described below) the funds credited to his supplemental retirement plan will become vested immediately upon his termination, and (ii) if Paul Fireman ceases to be actively involved in the Company's business any time prior to December 31, 1994 and Mr. Watchmaker thereafter voluntarily terminates his employment prior to December 31, 1994, the funds credited to the plan will become vested immediately upon his termination. Mr. Watchmaker's benefits under this supplemental retirement plan are reduced if he returns to Ernst & Young and becomes eligible for a retirement plan there. Mr. Watchmaker also has an agreement which provides that if Mr. Fireman ceases to be actively involved in the Company's business before the end of 1994 and, Mr. Watchmaker then leaves the Company before the end of 1994, Mr. Watchmaker will receive aggregate severance benefits at least equal to two years of his then current base salary.

     The Company has change of control agreements with Mr. Duncan, Mr. Duerden and Mr. Watchmaker providing for certain compensation and benefits in the event of the termination of their employment with the Company following a "change in control" of the Company (as defined in the respective agreements). In the agreements with Mr. Duerden and Mr. Watchmaker, a "change in control" does not include one which is initiated by Company management, while in the agreement with Mr. Duncan it does. In each agreement, if the executive's employment with the Company were to terminate within 12 months following a change in control either on an involuntary basis (other than as a result of death, total disability, retirement, commission of a felony or conviction of a crime involving moral turpitude) or, in the agreements with Mr. Duerden and Mr. Watchmaker, in the event of a voluntary termination following a downgrading of title, responsibilities or compensation, and in the agreement with Mr. Duncan in the event of any voluntary termination, then the Company will pay to the executive a lump-sum cash payment equal to four times the aggregate of his then current annual base salary and his cash bonus for the most recent calendar year ended before the change in control. In addition, all of the executive's outstanding stock options, restricted shares and other incentive rights and interests will become immediately and fully vested and exercisable. The executive's dependents will also continue to participate fully at the expense of the Company in all accident and health plans provided by the Company immediately prior to the change in control, or receive substantially equivalent coverage, for the year following his termination. In addition, the agreements provide that the executive will be reimbursed by the Company for any legal fees incurred by him as a result of the termination of his employment. Receipt by the executive of the foregoing benefits is subject to his willingness to remain in the employ of the Company or its successor for at least six months after the change in control to assist in the transition. Mr. Duncan, Mr. Duerden and Mr. Watchmaker are also required not to leave voluntarily the employ of the Company in the event that any person or entity initiates a change in control until such time as the effort terminates or the change in control is completed. Mr. Duerden must choose either the benefits of this agreement or the employment agreement mentioned above, in the event both are applicable.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

     The Compensation Committee has submitted the following report:

     The Committee currently consists of Geoffrey Nunes, Chairman, Daniel E. Gill and Jill Elikann Barad. Its responsibilities include setting the compensation level for the Chief Executive Officer and reviewing compensation levels for all other executive officers of the Company. The Committee also functions as the Stock Option Committee, and in that capacity grants all stock options to executive officers.

     Reebok's Chief Executive Officer, Paul Fireman, had a base salary in 1993 of $1,000,000 and was eligible for a bonus for 1993 with a target of 100% of base salary. Mr. Fireman's salary and bonus target were established in 1990 and have not been changed since that time.
PAGE

     Mr. Fireman's bonus award for 1993 was dependent on corporate performance relative to a Company profit target that was reviewed with the Board of Directors. For 1993 the Committee made a subjective decision to award Mr. Fireman a bonus of $650,000 (65% of target bonus). In deciding on the appropriate bonus level, the Committee considered that the Company had a successful year from a sales and profits perspective (though not sufficient for payment of the full target bonus), and in the Committee's opinion positioned itself well for future growth in sales and earnings. Specifically, the Committee believed that the Company made significant progress in 1993 to achieve expanded visibility through new sports affiliations with events and athletes, to upgrade consumer perceptions of the REEBOK brand, to position itself to address consumer demands for casual and outdoor footwear products, and to improve shareholder value by selling its Ellesse and Boston Whaler subsidiaries while improving sales and profits for its other units (Rockport and AVIA). The Committee also noted that Mr. Fireman's overall performance since the Company went public in July 1985, as reflected in the second stock performance graph on page 15 below (which was included to show the Company's stock performance during the entire period of Mr. Fireman's stewardship), continues to reflect an outstanding return to shareholders over this period.

     As noted above, the Committee does not set the compensation levels for executive officers other than the Chief Executive Officer, but the Committee does review the compensation for such executive officers on an annual basis in order to assess whether such compensation is appropriate. In considering compensation levels for 1993, the Committee met with management and reviewed base salaries and bonus target levels for the executive officer group in comparison to benchmark survey positions reported in the following published surveys: TPF&C Executive Data Bank; Executive Compensation Services Management Report; Mercer's Financial, Accounting and Legal Survey. The Company's base salaries and annual bonus target levels were compared to both the median and third quartile levels reflected in the surveys; based on this information and Committee members' personal knowledge and experience, the Committee determined that base salaries paid to the Company's executive officers for 1993 and annual bonus target levels (which ranged from 35% to 100% of base salary for individual executive officers) were neither unduly low nor unduly high. In making its judgement, the Committee took into account the level of experience of the Company's executive officers and the salary history for such executive officers. Actual bonus awards for 1993 had not been reviewed by the Committee as of the date of preparation of this report.

     The Company has used stock options for executive officers to provide long-term performance-related incentives that link rewards directly to shareholder gains over a multi-year period. In determining the size of the proposed grants for 1993, the Committee reviewed an analysis of prospective gains in value over a period of 5 years at assumed stock appreciation rates of 10% and 15%, and made a subjective determination that the anticipated gains were reasonable taking into consideration options previously granted to such executive officers. The grants to executive officers were leveled so that all Executive Vice Presidents in the cash compensation table received options for the same number of shares. No options were granted to Mr. Fireman in 1993 due to a prior large grant in 1990 that was intended to be a one-time grant for a period of at least 5 years.

     In adopting and administering executive compensation plans and arrangements, the Committee will consider whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code and, in appropriate cases, will strive to structure such compensation so that any such limitation will not apply.

               Geoffrey Nunes, Chairman
               Jill E. Barad
               Daniel E. Gill
PAGE

PERFORMANCE GRAPH

     The following graph demonstrates a five year comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices* from December 31, 1988 to December 31, 1993. The graph assumes an investment of $100 on December 31, 1988 in each of the Company's Common Stock and the stocks comprising the Standard & Poor's 500 Stock Index and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices. Each of the indices assumes that all dividends were reinvested.

                  Base           December Indexed Returns
                  ($)                  (Dollars)
Company/Index
Name            1988   1989     1990     1991     1992     1993
Reebok
International
Ltd.            100    158.11    97.91   285.08   295.61   263.56
S&P 500 Index   100    131.69   127.60   166.47   179.16   197.21
S&P Shoes       100    155.57   158.24   326.09   351.85   247.44
S&P Textiles    100    131.75   114.60   183.79   195.64   147.92


* The Standard & Poor's Shoes and Textile Apparel Manufacturers Indices were selected in order to compare the Company's performance with companies in each of the two primary lines of business in which the Company is engaged. The indices do not, however, include all of the Company's competitors, nor all product categories and lines of business in which the Company is engaged.

PAGE

     The following graph demonstrates a comparison of cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes and Textile Apparel Manufacturers Indices from July 26, 1985, the date of the Company's initial public offering, through December 31, 1993, and was prepared in the same manner as the five year performance graph. This graph is included to show the Company's historical stock performance for the entire period since the Company's stock first became publicly traded.


               Base                     December Indexed Returns
(Dollars)
Company/       ($)
Index Name   7-26-85  1985    1986    1987    1988    1989    1990    1991     1992     1993
Reebok
International
Ltd.           100   139.14  348.43  320.61  377.96  597.60  370.08  1077.50  1117.30  996.17
S&P 500 Index  100   112.05  132.91  139.79  163.01  214.66  208.00   271.37   292.04  321.48
S&P Shoes      100   112.27  121.99  114.82  182.58  284.03  288.90   595.37   642.39  451.76
S&P Textiles   100   120.88  173.32  139.73  158.19  208.41  181.28   290.74   309.49  234.00

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Nominating Committee of the Company during 1993 were Richard G. Lesser (until December 1,
1993), Jill E. Barad, Daniel E. Gill and Geoffrey Nunes. Mr. Lesser served as Treasurer of the Company from September 19, 1979 until March 5, 1981.

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     Mr. Duerden received a mortgage loan from the Company in 1990 (without stated interest until March 1992, and with 10% interst after such date) for the purchase of a residence in connection with his relocation from England to the United States. In March 1992, a portion of the loan was repaid and the remaining $100,000 began to bear interest at an annual rate of 10%. The largest aggregate principal amount of the loan outstanding since January 1, 1993 was $110,000. The loan was repaid in full with interest on March 9, 1993.

     Roberto Muller, an Executive Vice President of the Company, received a loan on July 22, 1993 in the amount of $350,000 which bears interest at the rate of 6% per annum. The largest aggregate principal amount
PAGE
of the loan outstanding since January 1, 1993 was $350,000 plus accrued interest, which amount is currently outstanding.

     In connection with his relocation from California to Massachusetts, the Company leases a house to Angel Martinez, an Executive Vice President of the Company, for a period expiring October 31, 1995. Mr. Martinez is not required to pay rent to the Company while he continues to bear the carrying costs of his California residence and remains employed by the Company. The fair market value of the monthly rent for such residence is believed to be approximately $5,000. Mr. Martinez has an option to purchase the residence during the term of the lease for a price equal to the amount paid by the Company for the residence, including certain renovations, plus the depreciated value of certain furnishings purchased for the residence by the Company and closing costs paid by the Company in connection with the purchase of the residence. If Mr. Martinez sells his California residence or is no longer employed by the Company, the option to purchase and the lease will automatically terminate.

     Steve Fireman, the brother of Paul Fireman, is employed by the Company as a senior executive with responsibility for BOKS casual footwear. George Meers, the brother of Robert Meers, is employed by the Company as the Manager of Team Sales for U.S. Operations. Steve Fireman and George Meers receive compensation and benefits equivalent to that of other employees of the Company holding similar positions and Steve Fireman's compensation is reviewed annually by the Compensation Committee.

   APPROVAL OF AMENDMENT TO 1987 EMPLOYEE STOCK PURCHASE PLAN

     On December 15, 1993, the Compensation Committee and the Board of Directors unanimously approved an amendment to the 1987 Employee Stock Purchase Plan (the "Purchase Plan"), subject to shareholder approval, to increase the number of shares available for grants of options thereunder from 1,000,000 to 2,000,000 shares.

     The Purchase Plan affords eligible employees of the Company an opportunity to acquire shares of Common Stock of the Company at a discount from market price. The Plan authorizes the grant of options to each employee of the Company, or a participating subsidiary of the Company, having at least six months of continuous service on the date of grant if such employee elects to participate. However, any employee who immediately after the grant of an option is determined under the provisions of the Code to own 5% or more of the Common Stock would not be eligible to participate. There are approximately 2,000 employees who are eligible to participate in the Purchase Plan as of March 10, 1994, at which time the market value of a share of Common Stock was $32.75.

     The Purchase Plan is administered by the Compensation Committee. Options are granted twice yearly, on January 1 and July 1, and are exercisable effective on the succeeding June 30 or December 31. The exercise price for options granted under the Purchase Plan is the lower of 85% of the fair market value of the Common Stock at the time of grant or 85% of that value at the time of exercise. Options are exercisable through accumulation of payroll deductions of not less than 2% nor more than 10% of the employee's compensation as defined in the Plan for the number of whole shares determined by dividing the balance in the employee's withholding account on the last day of the option period by the purchase price per share for the Common Stock determined under the Plan. The number of shares each employee is entitled to purchase is subject to proportionate reduction if the number of shares then being offered under the Purchase Plan is over-subscribed. No employee may be granted an option under the Purchase Plan which would permit him or her PAGE to purchase shares of Common Stock under the Plan (and any similar plans of the Company or any subsidiary) at a rate which exceeds $12,500 in fair market value of Common Stock for each period during which the option would be outstanding.

     An employee may cancel his or her option at any time prior to exercise, and upon such cancellation, payments made will be returned to the employee. Each employee's rights in an option will be exercisable during his or her lifetime only by the employee and may not be sold, pledged, assigned, or otherwise transferred. The employee may elect to have the amount credited to his or her withholding account at the time of his or her death applied to the exercise of his or her option for the benefit of named beneficiaries.

     The Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended ("Code"). As a general matter, an employee will not realize any taxable income upon purchase of such shares. If shares acquired under the Purchase Plan are disposed of more than two years from the date of grant of the option, or in the event of the death of the employee (whenever occurring) while the employee owns the shares, ordinary compensation income will result equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (ii) 15 percent of the shares' fair market value at the time the option was granted. Any additional gain will be long-term capital gain. If shares acquired under the Purchase Plan are disposed of less than two years after the date of grant of the option, the employee will generally realize ordinary compensation income equal to the excess of the fair market value of the shares at time of purchase over the purchase price, with any additional gain constituting long-term or short-term capital gain depending on the employee's holding period for such shares. The Company will not be entitled to any tax deduction in connection with the grant or exercise of options under the Purchase Plan unless an employee disposes of shares acquired under the Purchase Plan within the two-year period described above, in which case the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the employee at the time of such disposition.

     The following table sets forth the number of shares purchased in 1993 under the Purchase Plan and the exercise price paid therefor by the Chief Executive Officer, each of the four other most highly compensated executive officers, all current executive officers as a group, and all employees as a group:

         BENEFITS UNDER 1987 EMPLOYEE STOCK PURCHASE PLAN IN 1993

                       Number of                Average
Name and Position      Shares Purchased         Exercise Price
Paul B. Fireman             None                      --
 President and Chief
 Executive Officer

John H. Duerden             None                      --
 Executive Vice
 President

Paul R. Duncan                814                   $23.58
 Executive Vice
 President and
 Chief Financial
 Officer

Robert Meers                  814                    23.58
 Executive Vice
 President

Kenneth I. Watchmaker         814                    23.58
 Executive Vice
 President

All current                 3,251                    23.57
executive officers
as a group (8 persons)

All employees as          148,140                    23.59
a group (approximately
950 persons)

PAGE

     As of March 10, 1994, there were 98,204 shares available for future grants of options under the Purchase Plan. Unless the number of shares reserved for issuance pursuant to options granted under the Purchase Plan is increased, there will not be sufficient shares reserved for issuance under the Purchase Plan to permit the continued granting of options to employees of the Company and its subsidiaries under the Plan. The Board of Directors recommends voting in favor of increasing the number of shares available under the Plan because the Plan offers an opportunity for a large number of employees to participate in the Company's success through ownership of Company stock that can be purchased at a discount, thereby providing a valuable employee benefit and aligning employee interests with shareholder benefits.

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the 1987 Employee Stock
Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDER VOTE FOR PROPOSAL 2.

                APPROVAL OF THE 1994 EQUITY INCENTIVE PLAN

     On December 15, 1993, the Compensation Committee and the Board of Directors unanimously voted to adopt the 1994 Equity Incentive Plan (the "Equity Plan"), which provides for the issuance of stock options, stock appreciation rights, restricted stock and deferred stock to employees of the Company or its subsidiaries and other persons or entities (excluding non-employee directors of the Company) and to recommend approval of the Equity Plan to shareholders.

     The purpose of the Equity Plan is to advance the interests of the Company and its subsidiaries by enhancing the Company's ability to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of, or an interest in, shares of the Company's Common Stock. If approved, the Equity Plan will replace three of the Company's existing equity plans (the 1985 Stock Option Plan, the 1986 Stock Option Plan for Selected Individuals and the 1987 Stock Bonus Plan) and will provide ease of administration and a flexible and streamlined process for awarding equity-based compensation.

     The Equity Plan is administered by the Compensation Committee, the members of which are all outside independent directors who are not eligible to participate in the Plan. Subject to the terms of the Equity Plan, the Compensation Committee has the authority to select recipients of awards, determine the size and type of awards to be made and determine the terms and conditions on which awards are made. Under the Equity Plan, the Committee will be authorized to make awards in any calendar year of up to 250,000 shares of Common Stock to any participant other than the Chief Executive Officer and/or President of the Company and up to 500,000 shares of Common Stock to the Chief Executive Officer and/or the President of the Company. The maximum amount of compensation other than Common Stock that may be awarded in any calendar year to any participant under the Equity Plan is $2,000,000.

     The following is a brief description of certain other material features of the Equity Plan, the full text of which appears as Exhibit A to this proxy statement.

TERM OF PLAN, SHARES TO BE ISSUED AND EFFECT ON EXISTING EQUITY
PLANS

     The Equity Plan will become effective on the date of its approval by shareholders and awards may be made under the Plan until ten years after the effective date, when the Equity Plan will terminate. The
PAGE
maximum number of shares of Common Stock that may be issued under the Equity Plan is 5 million, of which no more than 1 million shares of Common Stock may be issued pursuant to the exercise of stock options that qualify as "incentive stock options" under the provisions of Section 422A of the Code. Upon approval by shareholders of the Equity Plan, the Company's 1985 Stock Option Plan, 1986 Stock Option Plan for Selected Individuals and 1987 Stock Bonus Plan will automatically be terminated and replaced and superseded by the Equity Plan. However, options or other awards previously granted under such plans will continue to remain outstanding under the terms thereof. An aggregate of approximately 2.24 million shares of Common Stock remain authorized for issuance under these three existing plans. Consequently, approval of the Equity Plan will result in a net increase of approximately 2.76 million in the number of shares of Common Stock authorized for issuance for equity incentive purposes (excluding the Purchase Plan discussed above).

ELIGIBILITY

     Awards may be made under the Equity Plan to employees of the Company and its subsidiaries and other persons or entities (excluding non-employee directors of the Company) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries.

TERMS AND CONDITIONS OF AWARDS

     Options. The Equity Plan provides for the grant of options to purchase shares of Reebok Common Stock which are intended to qualify as "incentive stock options" under the Code, as well as "non-qualified" options which are not intended to so qualify.

     The exercise price of any stock option granted under the Equity Plan may not be less than the fair market value of Reebok Common Stock on the date of the grant except in the case of grants to participants who are not executive officers of the Company and in certain limited circumstances involving amendments to outstanding options and options granted in acquisitions or other extraordinary transactions. In the case of "incentive stock options," the exercise price may not be less than 110% of such fair market value with respect to any such option granted to a participant who owns 10% or more of the outstanding Common Stock. As of March 10, 1994, the market value of a share of Reebok Common Stock was $32.75. The period within which each such option may be exercised cannot exceed ten years from the date of grant. Options are exercisable in full or in installments as provided by the terms of each option as determined by the Compensation Committee. Payment of the exercise price of any option must be made in full at the time of exercise. Such payment must be in cash or in such other form as the Compensation Committee may approve.

     Stock Appreciation Rights. The Equity Plan permits the issuance of stock appreciation rights ("SARs"), which are rights entitling the recipient to receive payment, in cash and/or stock, based on the appreciation in value of the Company's Common Stock. Generally, an SAR entitles the recipient to receive, for each share for which it is exercised, the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of a share on the date the SAR was granted. However, the Compensation Committee may also grant SARs which provide that the amount a recipient is entitled to receive will be adjusted upward or downward under the terms established by the Compensation Committee to take into account the performance of the Company's Common Stock in comparison with the performance of other stocks or any index or indices of other stocks.

     SARs may be granted in tandem with, or independently of, stock options granted under the Equity Plan. If an SAR is granted in tandem with a stock option, it will be exercisable only at such times, and to the PAGE extent, that the related stock option is exercisable. An SAR granted independently of stock options will be exercisable at such times and on such conditions as the Compensation Committee may specify.

     Restricted Stock. The Equity Plan permits the grant of awards of restricted stock which entitle the recipient to acquire shares of Reebok Common Stock, subject to certain restrictions or conditions, for no cash consideration or for such consideration as the Compensation Committee may determine. Generally, awards of restricted stock are subject to restrictions on transfer and subject to forfeiture unless specified conditions are met, such as continuous service with the Company, achievement of business objectives and/or achievement of individual, unit or Company goals.

     Deferred Stock. The Equity Plan also permits the grant of awards of deferred stock, which entitle the recipient to receive shares of Reebok Common Stock to be delivered in the future. Delivery of such shares of deferred stock will take place at such time or times, and on such conditions, as the Compensation Committee may determine.

     General Provisions Applicable to All Awards. No awards made under the Equity Plan may be assigned, pledged or transferred by a recipient other than by will or by the laws of descent and distribution.

     The Compensation Committee is required to make appropriate adjustments to outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, consolidation, any sale of substantially all of the Company's assets or other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's Common Stock (except for certain transactions that do not involve a change in the holders of a majority of the outstanding shares of Common Stock and the ownership of more than half of the outstanding shares of Common Stock by a single person), all outstanding options and SARs will become exercisable and each outstanding restricted stock and deferred stock award will become free of all restrictions and conditions or, in lieu thereof, the Compensation Committee in its discretion may, by the vote of a majority of the members thereof who are Continuing Directors (as defined in the Equity Plan), provide for replacement awards.

     The Compensation Committee may at any time discontinue granting awards under the Equity Plan. The Compensation Committee may amend or terminate the Equity Plan, provided that no such action will be made without the approval of the shareholders of the Company, if such approval is required by
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Examples of actions which would require approval by shareholders include an increase in the maximum number of shares of Reebok Common Stock which can be issued under the Equity Plan, or other material amendments to the terms on which awards can be granted under the Equity Plan.
PAGE

     The following table sets forth awards made in 1993, subject to shareholder approval, under the Equity Plan to the executive officers listed in the Compensation Table, to all executive officers as a group and to all employees as a group.

            AWARDS UNDER THE 1994 EQUITY INCENTIVE PLAN IN 1993

                         Number of Shares                       Number of Shares
Name and                 Underlying Stock   Exercise Price of   of Restricted
Position                 Option Grants      Stock Options       Stock Granted
Paul B. Fireman                0                 --                  0
Chairman, President
and Chief Executive Officer

John H. Duerden             25,000             $28.875               0
Executive Vice President

Paul R. Duncan              25,000              28.875               0
Executive Vice President
and Chief Financial Officer

Robert Meers                25,000              28.875               0
Executive Vice President

Kenneth I. Watchmaker       25,000              28.875               0
Executive Vice President

All current executive      135,000              28.875             32,000
officers as a group (8 persons)

All employees as a group   814,600              28.875            102,400
(308 persons)

FEDERAL TAX EFFECTS WITH RESPECT TO OPTIONS

     Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option under the Equity Plan. If the optionee does not dispose of the shares issued pursuant to the exercise of an incentive stock option within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of incentive stock options may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock. A disqualifying disposition in the year of exercise will eliminate the alternative minimum tax effect of the incentive stock option. PAGE

     Non-qualified Options. With respect to non-qualified options under the Equity Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, subject to applicable withholding requirements, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     Under Section 162(m) of the Code which was adopted in 1993, the Company would be unable in certain circumstances to claim a deduction upon the exercise of options granted to its top five executive officers under the Equity Plan unless shareholder approval of such Plan is obtained. See below under the heading "Shareholder Approval of Equity Plan" for further discussion of this issue.

SHAREHOLDER APPROVAL OF EQUITY PLAN

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Equity Plan. The Board of Directors recommends voting in favor of the Equity Plan because it provides a flexible and easily administered means by which the Company may grant equity-based compensation to its employees and others who can make a significant contribution to the Company. Moreover, the Equity Plan will replace three existing stock option and stock bonus plans under which the number of shares available for issuance is close to being depleted. Consequently, if the Equity Plan is not adopted, there may not be sufficient shares reserved for issuance under these existing plans to permit continued granting of stock options and stock bonus awards.

     Approval of the Equity Plan is also necessary under a new tax law passed in 1993 which limits to $1 million the deduction which public corporations may claim for compensation paid to any of its top five executive officers except in certain limited circumstances. One such exception is for compensation based solely on the attainment of certain performance criteria, if such criteria are approved by an independent compensation committee and by shareholders. Stock options and stock appreciation rights qualify for this performance exception as long as the compensation committee and shareholders approve the plan under which such awards are made. Restricted stock and deferred stock awards will qualify for the exception if the plan under which the awards are made and the performance criteria applicable to such awards are approved by the compensation committee and shareholders. Accordingly, in order to insure that compensation issued under the Equity Plan will continue to be deductible by the Company, shareholder approval of the Plan is required.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE FOR PROPOSAL 3.

                    APPROVAL OF THE EQUITY AND DEFERRED
                      COMPENSATION PLAN FOR DIRECTORS

     On December 15, 1993, the Compensation Committee and the Board of Directors unanimously approved an Equity and Deferred Compensation Plan for Directors (the "Directors' Plan"), subject to shareholder approval. The full text of the Directors Plan appears as Exhibit B to this proxy statement.

     The Directors' Plan is administered by the Compensation Committee. The plan provides for the issuance of stock options to directors and provides a means by which directors may defer all or a portion of their directors fees. The Directors' Plan is intended to replace the existing 1987 Stock Option Plan for Directors,
PAGE
under which stock options are currently granted to directors, and the existing Cash Deferral Plan for Directors pursuant to which directors can defer their director compensation and invest such compensation at a prescribed interest rate. The Directors' Plan will combine the features of these two existing plans, will add a new feature permitting directors to defer their director compensation into Reebok Common Stock, thus encouraging director equity ownership, and will change the formula for granting stock options to directors. Upon approval of the Directors' Plan, both the Company's existing 1987 Directors' Plan and its Cash Deferral Plan for Directors will automatically terminate and be replaced by the Directors' Plan, although options previously granted under the existing 1987 Directors' Plan will remain outstanding in accordance with their terms and cash deferrals under the Cash Deferral Plan will be transferred to the new Directors' Plan.

     A total of 300,000 shares have been reserved for issuance under the Directors' Plan to be delivered upon the exercise of options granted under the Plan or for distribution to directors deferring their compensation into Reebok Common Stock.

     Stock Option Portion of the Plan. Under the stock option portion of the Directors' Plan, each newly elected Eligible Director (as defined below) who is elected to office after the date of shareholder approval of this Proposal 4 will be awarded an option on the date of such election to purchase shares of Reebok Common Stock having an aggregate market value on such date equal to six times the average cash compensation received by all directors in the immediately prior calendar year. The average cash compensation for all directors for 1993 was $27,143. Accordingly, in 1994 any newly elected director would be entitled to an option to purchase shares of Reebok Common Stock having an aggregate market value of $162,858. Assuming a market price of Reebok Common Stock of $32.75 (based on the closing price on March 10, 1994), the newly elected director would receive an option to purchase 4,973 shares. In comparison, under the existing 1987 Stock Option Plan for Directors, a newly elected director is entitled to an initial grant of an option to purchase 10,000 shares.

     On April 28 of each year, starting with April 28, 1995, each Eligible Director will be granted an option to purchase shares of Reebok Common Stock having a fair market value on the date of such grant equal to three times the average annual cash compensation received by all directors in the immediately prior calendar year (or a pro rata portion based on the date of his or her election). Based on the expected annual compensation for all directors for 1994, Eligible Directors would be entitled in 1995 to a grant of options to purchase shares having an aggregate market value on the grant date of $113,142. Assuming a market price of $32.75, each Eligible Director would receive an option to purchase 3,454 shares of Common Stock. In comparison, under the existing 1987 Stock Option Plan for Directors, each Eligible Director is entitled to an annual grant of options to purchase 4,000 shares of Common Stock.

     An Eligible Director is any director who (1) is not an employee of the Company and (2) is not a five percent shareholder of the Company or a person in control of such shareholder. Of the current directors, Mr. Fireman, Mr. Duncan, Mr. Meers and Mr. Duerden would not be Eligible Directors.

     The exercise price for all options granted under the Directors' Plan will be the fair market value of Reebok Common Stock on the date of the grant. On March 10, 1994, the market value of a share of Reebok Common Stock was $32.75. Options will be exercisable for one-third of the shares covered thereby on each of the first through third anniversaries of the grant.

     All options expire ten years after the date of grant. If a director's service with the Company terminates for any reason other than death, all options held by that person that are not then exercisable terminate. Options that are exercisable at the time of termination will remain exercisable for a period of three months.
PAGE

In the case of a director's death, all options held shall become immediately exercisable and may be exercised by such director's estate or assignee for a period of three years thereafter.

     All options granted under the Directors' Plan will be nonqualified options for federal tax purposes. The excess of the fair market value of the shares subject to the option on the date of exercise over the exercise price is treated as taxable compensation to the person exercising the option in the year of such exercise. The Company generally will be entitled to a corresponding tax deduction.

     Deferred Compensation Portion of the Plan. The deferred compensation portion of the Directors' Plan permits directors to defer all or a portion of their director compensation and to then invest such compensation at the Merrill Lynch Corporate Bond Rate or in Reebok Common Stock. Compensation deferred into Reebok Common Stock is converted into stock based on the price of the stock on the first day of the calendar quarter following the quarter in which the fees were deferred. Dividends paid on the Reebok Common Stock are also credited to the director's deferred compensation account.

     Directors who elect to defer their compensation will receive a distribution of their deferred compensation in either a lump sum or in annual installments (at the director's election) on a date specified by the director or on the date on which the director is no longer a member of the Reebok Board of Directors, whichever occurs first. If the Deferred Compensation is invested at the corporate bond rate, the distribution will be in cash in an amount equal to the deferred compensation plus interest accrued. If the compensation is deferred into Reebok Common Stock, the distribution will be in the form of shares of Reebok Common Stock.

     General Provisions of the Plan. The Directors' Plan may be amended or terminated by the Compensation Committee provided that no such action may be taken without shareholder approval if such approval is required under Section 16 of the Exchange Act.

     Immediately prior to the consummation of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or other transaction or related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's Common Stock (except for certain transactions that do not involve a change in the holders of a majority of the outstanding Common Stock and the ownership of a majority of the outstanding shares of Common Stock by a single person), all outstanding options will become immediately exercisable, any outstanding balance in a director's Cash Deferral Account will be paid out in cash in a lump sum and any outstanding balance in a director's Deferred Stock Account will be distributed in shares of Common Stock. In addition, in the event that any person or group commences a tender offer for shares of the Company's Common Stock within the scope of the tender offer rules under the Exchange Act, all outstanding options will become immediately exercisable, any balance in a director's Cash Deferral Account will be paid in cash in a lump sum and any balance in a director's Deferred Stock Account will be distributed in shares of Common Stock prior to the commencement of such tender offer.

PAGE

     The following table sets forth the awards which would have been made in 1993 to each director who is eligible to participate in the Plan and to all directors who are not executive officers as a group under the Directors' Plan, if such Plan had been in effect.

                     AWARDS WHICH WOULD HAVE BEEN MADE
                     UNDER THE DIRECTORS' PLAN IN 1993
                      IF SUCH PLAN HAD BEEN IN EFFECT

                         Number of Shares
Name of                  Underlying Stock     Exercise Price
Director                 Options Granted      of Stock Options
Jill E. Barad                 1,200               $36.00
Daniel E. Gill                1,800               $36.00
Bertram M. Lee, Sr.           2,400               $36.00
Richard G. Lesser             2,400               $36.00
William M. Marcus             2,400               $36.00
Geoffrey Nunes                2,400               $36.00
John A. Quelch                2,400               $36.00
All Directors who            15,000               $36.00
are not executive
officers as a group
(7 persons)

     In comparison, under the existing 1987 Directors' Plan, Eligible Directors received in 1993 options to purchase 4,000 shares of Common Stock.

     The Directors' Plan will combine the features of the 1987 Stock Option Plan for Directors and the Cash Deferral Plan for Directors, thus providing ease of administration and simplicity. It will also give directors the opportunity to defer their compensation into Reebok Common Stock, thereby encouraging director equity ownership. Finally, the proposed Directors' Plan will change the formula for grants of stock options to directors from a fixed grant to a method based on the amount of cash compensation received by directors and on the market price of Reebok Common Stock. This will provide a mechanism to adjust automatically the number of options granted each year to reflect changes in the Company's stock price and changes in director cash compensation.

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Equity and Deferred Compensation Plan for Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE FOR PROPOSAL 4.

                             OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, all required
Section 16(a) filings were made except that one report, covering a gift of 1200 shares by John B. Douglas III to his children, was filed late.
PAGE

AUDIT MATTERS

     Ernst & Young has been selected to audit the consolidated financial statements of the Company for the year ended December
31, 1994, and to report the results of their audit to the Audit
Committee of the Board of Directors.

     A representative of Ernst & Young is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

     Proposals of shareholders submitted for consideration at the Annual Meeting of Shareholders in 1995 must be received by the Company no later than November 30, 1994.

OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

     A COPY OF REEBOK'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE
BY
WRITING TO: OFFICE OF INVESTOR RELATIONS, REEBOK INTERNATIONAL LTD., 100 TECHNOLOGY CENTER DRIVE, STOUGHTON, MASSACHUSETTS 02072.


March 30, 1994

PAGE

                                                        EXHIBIT A

                         REEBOK INTERNATIONAL LTD.

                        1994 EQUITY INCENTIVE PLAN


     1.   PURPOSE

          The purpose of this 1994 Equity Incentive Plan (the "Plan") is to advance the interests of Reebok International Ltd. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons for such contributions; and (iii) encourage such persons to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, all as more fully described below.

     2.   ADMINISTRATION

          The Plan will be administered by the Compensation and Nominating Committee (the "Committee") of the Board of Directors of the Company (the "Board") which will be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule and to comply with the requirements for a compensation committee composed of outside directors under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under
Section 12 or to amend or terminate the Plan under Section 17.

     3.   EFFECTIVE DATE AND TERM OF PLAN

          The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to that date, subject to such approval of the Plan.

     The Plan will terminate ten years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to Section 17. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

     4.   SHARES SUBJECT TO THE PLAN

          Subject to adjustment as provided in Section 12 below,
(i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be 5,000,000 and
(ii) the maximum number
PAGE
of Shares of Stock awarded to any Participant (as defined in Section 5 below) in any calendar year under the Plan shall be (x) 250,000 Shares of Stock in the case of all Participants other than the Chief Executive Officer and/or President of the Company and (y) 500,000 Shares of Stock in the case of the Chief Executive Officer and/or President of the Company. The maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of ISOs (as defined in Section 7 below) shall be 1,000,000. The maximum amount of compensation (other than Stock) that may be awarded to any Participant in any calendar year under the Plan shall be $2,000,000.

     If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of Shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants of Stock except that Stock subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Likewise, if any Award payable in Stock or cash is satisfied in Stock rather than cash, the amount of cash for which such Stock was substituted will be available for future Awards of cash compensation. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Participant has received the benefits of ownership (within the applicable interpretation under Rule 16b-3 under the Exchange Act), in which case such Shares may only be available for Awards to Participants who are not subject to
Section 16 of the Exchange Act.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

     5.   ELIGIBILITY AND PARTICIPATION

          Those eligible to receive Awards under the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, except that non-Employee directors of the Company or a subsidiary of the Company are not eligible to participate in this Plan. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

     6.   DELEGATION OF AUTHORITY

          The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by
Section 162(m) of the Code.

     7.   OPTIONS

          a. Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code
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(referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

          b. Exercise Price. The exercise price of each Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted; nor shall the exercise price of any other Option be less than 100% of the Fair Market Value of a Share at the time the Option is granted except that (i) Options may be granted to Participants who are not executive officers of the Company at less than Fair Market Value, (ii) in connection with an amendment of an Option which, in the opinion of the Committee, is or may be treated for tax or Section 16 purposes as a new grant of the Option, the exercise price of such amended Option may be equal to the exercise price of the original Option even if such exercise price is less than Fair Market Value, and
(iii) in connection with an acquisition, consolidation, merger or other extraordinary transaction, Options may be granted at less than Fair Market Value in order to replace existing Options at comparable value; provided, that, in no case shall the exercise price of an Option be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, "Fair Market Value" shall mean, except as provided below, the closing price of a Share as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of grant, the next preceding date on which it is open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the case of ISOs. In the case of ISOs, the term "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

          c. Duration of Options. In no case shall an Option be exercisable more than ten years (five years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

          d. Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

          e. Payment for and Delivery of Stock. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares of Stock.

     8.   STOCK APPRECIATION RIGHTS

          a. Nature of Stock Appreciation Rights. A Stock Appreciation Right (an "SAR") is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.
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          b.   Grant of SARs.  SARs may be granted in tandem
with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

          c. Exercise of SARs. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

     9.   RESTRICTED STOCK.

          A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company; achievement of business objectives; and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

     10.  DEFERRED STOCK

          A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     11.  TRANSFERS

          No Award (other than an Award in the form of an outright transfer of cash or Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative.

     12.  ADJUSTMENTS

          a. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

          b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
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The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     13.  RIGHTS AS A STOCKHOLDER

          Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Participant's Award had such Shares been outstanding.

     14.  CONDITIONS ON DELIVERY OF STOCK

          The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     15.  TAX WITHHOLDING

          The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

     16.  MERGERS; ETC.

          In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become immediately exercisable and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions.
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Upon consummation of the Transaction, all outstanding Options and
SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which
(a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     In lieu of the foregoing, if there is an acquiring or surviving corporation or entity, the Committee may, by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to Participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of Section 425(e) of the Code.

     The term "Continuing Director" shall mean any director of the Company who (i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on the date hereof or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

     17.  AMENDMENTS AND TERMINATION

          The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 12 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

     The Board may amend, suspend or terminate the Plan except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act.

     18.  PRIOR PLANS

          This Plan is intended to replace the Reebok
International Ltd. 1985 Stock Option Plan, the Reebok
International Ltd. 1986 Stock Option Plan for Selected
Individuals and the Reebok International 1987 Stock
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Bonus Plan (collectively the "Prior Plans"), which Prior Plans shall automatically be terminated and replaced and superseded by this Plan on the date on which this Plan becomes effective.

     19.  MISCELLANEOUS

          This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


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                                                        EXHIBIT B

                         REEBOK INTERNATIONAL LTD.

                     EQUITY AND DEFERRED COMPENSATION
                            PLAN FOR DIRECTORS


     1.   PURPOSE

          The purpose of this Equity and Deferred Compensation Plan for Directors (the "Plan") is to advance the interests of Reebok International Ltd. (the "Company") by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions (a) through ownership of shares of the Company's common stock (the "Stock") and (b) by providing a means whereby directors may defer all or a portion of their directors fees.

     2.   ADMINISTRATION

          The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company, which will be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to issue options in accordance with the Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to prescribe the forms and procedures in connection with any election or designation with respect to the deferral of directors fees; (d) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (e) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Subject to Section 11 and to the extent such actions are consistent with the exemptions provided under Rule 16b-3 promulgated under the Exchange Act, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under the Plan and to waive any condition, restriction or provision imposed under the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 5(c) or to amend or terminate the Plan under Section 11.

     3.   DELEGATION OF AUTHORITY

          The Committee may delegate to designated senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee may prescribe. The Chief Financial Officer of the Company, as the designee of the Committee, shall act as the administrator (the "Administrator") of the deferred compensation provisions of the Plan and shall have authority to prescribe forms and procedures in connection with any election to defer compensation made under the Plan.

     4.   EFFECTIVE DATE OF PLAN

          The Plan shall become effective on the date on which
the Plan is approved by the shareholders of the Company.
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     5.   SHARES SUBJECT TO THE PLAN

          a. Number of Shares. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan and may be credited to the Deferred Stock Accounts (as defined in Section 8(b)) of directors under the Plan shall be 300,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

          b. Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

          c. Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the maximum number of shares that may be delivered under the Plan, the number and kind of shares of Stock of the Company credited to the Deferred Stock Accounts of directors or subject to options then outstanding or subsequently granted under the Plan, the exercise price of options granted under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     6.   ELIGIBILITY

          Directors eligible to participate in the Plan
("Eligible Directors") shall be any director who (i) is not an officer or employee of the Company and (ii) is not a holder of more than 5% of the outstanding shares of Stock of the Company or a person who is in control of such holder.

     7.   TERMS AND CONDITIONS OF OPTIONS

          a. Number of Options. Commencing on the Effective Date of this Plan, each Eligible Director, upon his or her first election to the Board, shall be awarded options covering shares of Stock with a fair market value on the date of such election equal to six times the average annual cash compensation received by all Directors for the immediately prior calendar year.

     On April 28 of each year, commencing with April 28, 1995, each Eligible Director shall be awarded for each year of service options covering shares of Stock with a fair market value on the date of such grant equal to three times the average annual cash compensation received by all Directors for the immediately prior calendar year. If less than one full year elapses between an initial grant and an annual grant, the Eligible Director shall receive options covering shares of Stock for each quarter (or portion thereof) of service with a fair market value on the date of grant equal to one-fourth of the average annual cash compensation received by all Directors for the immediately prior calendar year.

     For purposes of this Section 7(a), "fair market value" shall mean the closing price of the Stock as reported on the New York Stock Exchange on the date of election or grant, as the case may be (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of election or grant, the next preceding date on which it is open or, if the Stock is no longer listed on such Exchange, it shall have the same meaning as it does in the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder applicable to incentive options.

          b. Exercise Price. The exercise price of each option shall be 100% of the fair market value per share of the Stock at the time the option is granted. For this purpose, "fair market value" shall mean the closing price
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of the Stock as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of grant, the next preceding date on which it is open or, if the Stock is no longer listed on such Exchange, it shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options.

          c. Duration of Options. The latest date on which an option may be exercised shall be the date which is ten years from the date the option was granted.

          d.   Exercise of Options.

               (1) Each option shall become exercisable to the extent of thirty-three and one-third percent (33 1/3%) of the shares covered thereby on each of the first, second and third anniversaries of the date of the grant.

               (2)  Any exercise of an option shall be in
writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of shares for which the option is exercised, as provided in paragraph (e) below.

               (3) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

               (4) The Company shall have the right to settle any option, and to terminate the rights of the holder thereof, by paying to the option holder in cash the difference between the fair market value of the Stock at the time of settlement and the purchase price.

          e. Payment for Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company,
(ii) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price; (iii) by a combination of cash and Stock as provided in clauses (i) and (ii) above; or (iv) by delivery of a properly executed notice with an undertaking by a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

          f. Nontransferability of Options. No option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an option may be exercised only by him or her.

          g. Death. Upon the death of any Eligible Director granted options under this Plan, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the three-year period ending with the third anniversary of the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option).

          h. Other Termination of Status of Director. If a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate.
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Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such options). After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated.

     8.   TERMS AND CONDITIONS OF DEFERRAL OF COMPENSATION

          a. Deferral of Fees. Any Eligible Director may elect to defer in either cash or Stock all or a portion of the annual retainer and meeting fees ("Fees") payable by the Company for his or her services as a director for any calendar year by delivering a deferral election to the Administrator not later than (i) December 31 of the year immediately preceding the year to which the deferral election relates, or (ii) with respect to a Director's first year or partial year of service as a director, thirty days following the date on which such Director first became a director. The election form shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Stock; the manner of payment with respect to such deferred amounts; and if such Fees are deferred in cash, the date on which the deferred amounts shall be paid in a lump sum or in which installment payments shall commence or if such Fees are deferred in Stock, the date on which such Stock shall be distributed. Such election shall remain in force for such calendar year and for each year thereafter until changed or revoked by the director by written notice to the Administrator not later than December 31 immediately preceding the year to which such change or revocation relates. A deferral election may not be changed or revoked after the beginning of the year to which it relates.

          b.   Accounts; Interest and Dividend Credits.

               (1) On the first day of each calendar quarter (the "Credit Date"), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the "Deferred Compensation Accounts") under the Plan as hereinafter provided. Any portion of a participant's Fees which are deferred in cash shall be credited to the participant's Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the participant during the immediately preceding calendar quarter. Any portion of a participant's Fees which are deferred in Stock shall be credited to the participant's Deferred Stock Account. The amount of the credit to such Deferred Stock Account shall be the number of shares of Stock (rounded to the nearest one hundredth of a share) determined by dividing the amount of the participant's Fees deferred in Stock during the immediately preceding quarter by the closing price of a share of Stock of the Company as reported on the New York Stock Exchange on the Credit Date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the Credit Date, the next preceding date on which it is open.

               (2) On the first day of each calendar quarter, an amount shall be credited to each participant's Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each participant's Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, "Interest Rate" shall mean, with respect to any calendar quarter, the Merrill Lynch Corporate Bond Rate then in effect.

               (3) Each time a dividend is paid on the Stock, a participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of shares of Stock (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to the participant's Deferred Stock Account
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as of the record date for the dividend and dividing the product by the closing price per share of Stock reported on the New York Stock Exchange on the dividend payment date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the dividend payment date, the next preceding date on which it is open.

          c. Payment. The balance of a director's Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) as follows: (1) in the case of a Cash Deferral Account such balance shall be paid, at the director's option, either (i) in a single lump sum as soon as practicable following the earlier of
(x) the date on which the director ceases to serve as a director of the Company or (y) the date specified by the director as the distribution date (such earlier date shall be referred to as the "Distribution Date"), or (ii) in annual installments over a period, to be specified by the director, not to exceed ten years commencing as soon as practicable after the Distribution Date, and (2) in the case of a Deferred Stock Account, such balance shall be distributed in Stock on the Distribution Date. If a directors's Cash Deferral Account is paid in installments, the amount of each installment shall be (1) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. Upon the death of a director, the Administrator may elect to pay any remaining benefits in a single lump sum.

          d. Designation of Beneficiary. Each director may designate in writing a beneficiary to receive such portion, if any, of the director's Deferred Compensation Accounts as remains unpaid at the director's death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director's death shall be paid to his or her estate.

          e. Nature of Promise. The Company shall not be required to segregate or earmark any funds or Stock in respect of its obligations under Section 8 of the Plan. No director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company.

          f.   No Assignment.  Rights to benefits under this
Section 8 of the Plan may not be assigned, pledged or otherwise alienated, other than in accordance with the beneficiary designation provisions of Section 8(d) above.

     9.   CONDITIONS ON DELIVERY OF STOCK

          The Company shall not be obligated to deliver any shares of Stock pursuant to options granted under the Plan or in connection with the distribution of Stock from a director's Deferred Stock Account (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option or to the distribution of a director's Deferred Stock Account, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     10.  MERGERS; ETC.

          In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person
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or several persons acting in concert own a majority of the
Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), (i) all outstanding options shall become exercisable prior to the consummation of such Transaction and the Committee shall take all necessary actions to ensure that such options remain exercisable for a period of at least 20 days prior to the consummation and (ii) any outstanding balance in a director's Cash Deferral Account shall be paid in a lump sum and any outstanding balance in a director's Deferred Stock Account shall be distributed in Stock prior to the consummation of such Transaction. Upon consummation of the Transaction, all outstanding options shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     Notwithstanding the foregoing, in the event that any person or group of persons commences a tender offer for shares of the Stock within the scope of Regulation 14D under the Exchange Act (a "Tender Offer"), all outstanding options shall become immediately exercisable. Any shares of Stock received upon this accelerated exercise that are not purchased pursuant to the offer (whether by failure of the offer or otherwise) shall be subject to repurchase at the exercise price by the Company, at its option, upon termination of the optionee's service as director, in accordance with the vesting schedule that corresponds to the schedule of exercisability for the option under which the shares of Stock were acquired. In addition, in the event of a Tender Offer, any outstanding balance in a director's Cash Deferral Account shall be paid in a lump sum and any outstanding balance in a director's Deferred Stock Account shall be distributed in Stock prior to the commencement of such Tender Offer.

     11.  AMENDMENTS AND TERMINATION

          The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend or terminate the Plan, provided that (except to the extent expressly required or permitted herein above), (a) no such amendment shall, without the approval of the shareholders of the Company, effectuate any other change for which shareholder approval is required under Section 16 of the Exchange Act, and
(b) no such amendment shall adversely affect the rights of any director (without his or her consent) under any option previously granted or reduce the then existing balance of any director's Cash Deferral or Deferred Stock Account. In the event of termination of the Plan, the Board of Directors may elect to satisfy all obligations under Section 8 of the Plan by distributing remaining Deferred Compensation Account balances in immediate lump sum payments in cash, in Stock or in such other manner as it may determine.

     12.  PRIOR PLANS

          This Plan is intended to replace the Reebok
International Ltd. Deferred Cash Compensation Plan for Directors and the Reebok International Ltd. 1987 Stock Option Plan for Directors (collectively the "Prior Plans"), which Prior Plans shall automatically be terminated and replaced and superseded by this Plan on the date on which this Plan becomes effective.
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     13.  MISCELLANEOUS

          This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


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                               P R O X Y

                ANNUAL MEETING OF REEBOK INTERNATIONAL LTD.

                                May 3, 1994

     The undersigned hereby constitutes and appoints PAUL R. DUNCAN and JOHN B. DOUGLAS III, or either of them with power of substitution to each, proxies to vote and act at the Annual Meeting of Shareholders to be held at The First National Bank of Boston, First Floor Auditorium, 100 Federal Street, Boston, Massachusetts on May 3, 1994 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, this proxy will be voted IN FAVOR of all nominees for director and FOR Proposals 2, 3 and 4 and in the discretion of the named proxies as to any other matter that may come before the meeting or any adjournments thereof.

               CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE
                                                SEE REVERSE SIDE
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(X) Please mark
    votes as in
    this example.
PLEASE DO NOT FOLD THIS PROXY

1.  Election of Class I Directors

The undersigned hereby GRANTS authority to elect as Class I directors the following nominees:

Nominees:  Jill Elikann Barad, John H. Duerden,
           Geoffrey Nunes, and John A. Quelch

                      FOR        WITHHELD
                     (  )          (  )

(  ) __________________________________________
     For all nominees except as noted above

                                         FOR   AGAINST  ABSTAIN

2.  To approve an amendment to the      (  )    (  )     (  )
    1987 Employee Stock Purchase
    Plan to increase the number of
    shares authorized for issuance to
    2,000,000.

3.  To approve the 1994 Equity          (  )    (  )     (  )
    Incentive Plan.

4.  To approve the Equity and           (  )    (  )     (  )
    Deferred Compensation Plan for
    Directors.

                                             MARK HERE   (  )
                                            FOR ADDRESS
                                            CHANGE AND
                                            NOTE AT LEFT

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.


Signature: _______________________________ Date _________________

Signature: _______________________________ Date _________________

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